EXHIBTI 10.2


                        VirtualHealth Technologies, Inc.




                           CONVERTIBLE PROMISSORY NOTE



$900,000.00                                                      October 1, 2006



     FOR VALUE RECEIVED, VirtualHealth Technologies, Inc., a Delaware corporation (the "Company"), hereby promises to pay to New Market ("Holder') in accordance with the terms and conditions contained herein. Said Note will automatically convert October 1, 2008 into 450,000 shares of VHTG Common Stock A, if the price of the stock is $2.00 per share. If the price is less Holder may elect to convert for additional shares as the price may vary but total shares are limited to 675,000 of stock of the Company, Holder of note shall be paid in cash or common stock at Holders choice as long as the $900,000.00 value stays in place.

Defined Terms. As used herein, the following terms have the following meanings:

     "Common Stock" means the common stock of Company.

     " "Note" means this Convertible Promissory Note.


1. Conversion.

     (a) Conversion Procedure. To exercise conversion rights and to obtain a stock certificate, the Holder shall present this Note at the principal office of the Company with a Conversion Form, in the form attached hereto as Exhibit A, duly executed by the Holder. As soon as practicable after the submission of this Note and the duly executed Conversion Form, the Company will cause to be issued in the name of and delivered to the Holder a certificate or certificates for the number of full shares of Common Stock to which the Holder shall be entitled on such conversion. In the case of a partial conversion, the Company shall deliver to the Holder a Note in principal amount equal to the unconverted portion of the principal amount hereof. From and after the date on which this Note and a duly executed Conversion Form are surrendered to the Company (the "Conversion Date"), the Holder shall be deemed to be the record Holder of all shares of Common Stock to which the Holder shall be entitled on such conversion for all purposes, and all rights, preferences and privileges of such shares of Common Stock shall be attributable to the Holder upon a sale


2. Events of Default. The following will be Events of Default hereunder (each, an "Event of Default"): (i) failure by the Company to pay any principal or interest payment when due, whether or not such payment is prohibited by Section 10 hereof, and such failure continues for a period of five (5) consecutive days after delivery of written notice from the Holder to the Company of such failure;
(ii) failure by the Company to perform any other covenant contained herein, if the same has continued for a period of thirty (30) consecutive days after delivery of written notice from the Holder to the Company of such failure; or
(iii) the dissolution, winding up or liquidation of the Company or the insolvency of or the appointment of an assignee for the benefit of creditors of, or of a receiver for, the Company, or a petition in bankruptcy shall be filed either by or against the Company, and the same shall not be dismissed within sixty (60) days.


3. Acceleration Upon Default. If an Event of Default shall occur and be continuing: (i) which is an event of bankruptcy, insolvency or reorganization of the Company, the maturity of this Note shall immediately accelerate without any act on the part of the Holder, including demand for payment thereof and notice to the Company, which demand and notice are hereby expressly waived; or (ii) which is not an event of bankruptcy, insolvency or reorganization of the Company, the Holder may accelerate the maturity of this Note five business days after written notice of such Event of Default is received by the Company. In addition, if an Event of Default has occurred and has continued for at least thirty (30) days after written notice of such occurrence from the Holder to the Company (the "Notice Effective Date"), then thereafter during the continuance of such Event of Default the interest rate on this Note shall be fifteen percent (15%) per annum.


4. Rights and Remedies. If the Company fails to comply with the terms of this Note, unless such failure shall have been waived in writing, the Holder may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in this Note or for an injunction against any breach of any such term or in aid of the exercise of any power granted in this Note or may proceed to enforce the performance of this Note (including the payment of this Note) or to enforce any other legal or equitable right of the Holder, or may take any one or more of such actions. In the event that the Holder seeks to enforce its rights under this Note, the prevailing party shall be entitled to recover reasonable fees, costs and expenses incurred in connection therewith including, without limitation, the fees, costs and expenses of attorneys, accountants and experts, whether or not litigation is instituted, and including such fees, costs and expenses.


5. Assignment or Loss of Note.

     (a) This Note and all rights hereunder may be assigned or otherwise transferred by the Holder, in whole or in part, upon surrender of this Note to the principal office of the Company. Upon surrender of this Note to the Company, with the Assignment Form attached hereto as Exhibit B hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Note in the name of the Holder or the assignee or assignees named in such instrument of assignment (as applicable), and such surrendered Note shall promptly be canceled. Upon any partial transfer, the Company shall deliver to the Holder a Note in principal amount equal to portion of the principal amount which has not been so transferred.

     (b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver a new Note of like tenor and date.

6. Transfer to Comply with the Securities Act. This Note may not be transferred, and neither this Note nor any of the underlying Common Stock nor any interest in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities or Blue Sky laws and the terms and conditions hereof. Each certificate for Common Stock issued upon exercise of this Note, unless at the time of exercise such Common Stock is acquired pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended, shall bear a legend substantially in the following form:

           THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.


7. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those in this Note. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends shall be payable or accrued in respect of this Note or the shares of Common Stock underlying this Note until, and only to the extent that, this Note shall have been converted in accordance with its terms.


8. Notice. Any notice authorized by this Note to be given or made shall be given or made by certified mail, return receipt requested, postage prepaid, overnight courier, personal delivery or facsimile transmission and shall be deemed delivered: (i) if by personal delivery, on the date of delivery; (ii) if by certified mail, on the date shown on the applicable return receipt; (iii) if by overnight delivery service, on the day after the date delivered to the service; or (iv) if by facsimile, on the date of transmission. The current addresses for delivery are as follows:

     If to the Company:    VirtualHealth Technologies, Inc.
                           2225 East Randol Mill Road, Suite 305
                           Arlington, Texas  76011
                           Attention:     Chief Executive Officer

     If to the Holder:     New Market
                           14860 Montfort Drive
                           Suite 210
                           Dallas, Texas 75240

The above addresses may be changed by any addressee by giving the other addressee notice of such change in accordance with the provisions of this Section.


9. Maximum Lawful Rate. It is the intent of the Company and the Holder to conform to and contract in strict compliance with applicable usury law from time to time in effect. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the rate of interest taken, reserved, contacted for, charged or received under this Note exceed the highest lawful interest rate permitted under applicable law. If the Holder shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the highest lawful interest rate permitted under applicable law, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on this Note in the inverse order of its maturity and not to the payment of interest, or refunded to the Company or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. All interest paid or agreed to be paid to the Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of this Note so that the amount of interest on account of such obligation does not exceed the maximum permitted by applicable law. As used in this Section, the term "applicable law" shall mean the laws of the State of Texas or the federal laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.


10. Amendment; Waiver. This Note may be modified, amended, waived or terminated only by an instrument in writing signed by both the Company and the Holder

11. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PROVISIONS THEREOF.


12. Non-Business Days. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.


13. Descriptive Headings. The description headings of the several sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.

     IN WITNESS OF, the Company has caused this Note to be executed by a duly authorized representative thereof as of the date first above written.


                     VirtualHealth Technologies, Inc.

                     By: /s/ Scott A. Haire
                        ---------------------------------
                         Scott A. Haire, CEO